STATE OF NEW JERSEY

DEPARTMENT OF TREASURY

FILING CERTIFICATION (CERTIFIED COPY)

OVALE GROUP INC.

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certificate of Amendment as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 7th day of January, 2008

[SEAL]

/s/ Michellene Davis

Michellene Davis

Acting State Treasurer

New Jersey Division of Revenue

Certificate of Amendment to the Certificate of Incorporation

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is: Orion Diversified Technologies, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 18th  day of December, 2007

Resolved, that Article FIRST AND FOURTH of the Article of the Certificate of Incorporation be amended to read and that a SEVENTH and EIGHTH Articles be added,

as follows:

FIRST: The name of the corporation is: Ovale Group, Inc.

FOURTH: The Corporation shall have twenty million shares (20,000,000) of which two million (2,000,000) shall be preferred stock.

A. Common Stock. The authorized voting common stock of the Corporation shall be twenty (20,000,000) million shares, no par value per share.

B. Preferred Stock. The authorized preferred stock of the Corporation shall be two million (2,000,000) shares. The Corporation, acting by its board of directors without action by the shareholders, may from time to time by resolution and upon the filing of such declaration or articles of amendment as may be required by the New Jersey Business Corporation Act (the “Act”) as then in effect, authorize the issuance of shares of preferred stock in one or more series, determine the par value, preferences, voting rights, limitations, and relative rights of the class or of any series within the class, and designate the number of shares within that series and provide any other terms permitted to boards of directors by the Act. The Board of Directors may exercise the authority granted to it by this provision to the fullest extent permitted by the Act.

SEVENTH: At any time a vote of the shareholders is required pursuant to the sections 14A:9-2 (Procedure to Amend Certificate of Incorporation), 14A:10-3 (Approval by Shareholders of Mergers, etc.) or any other section of the New Jersey Business Corporation Act, the corporation hereby adopts the majority voting requirement of 14A:9-2(4)(c) and 14A:10-3(2) and any similar section permitting adoption of a majority voting requirement rather than a larger affirmative voting requirement.

EIGHTH: There shall be no pre-emptive rights.

3. The number of shares outstanding at the time of the adoption of the amendment was: 9,981,532. The total number of shares entitled to vote thereon was:  4,081,532.

4. The number of shares voting for and against such amendment is as follows:

Amendment Voted Upon	Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment	Number of Shares abstaining
FIRST	3,955,340	164	43
FOURTH	3,451,484	143	129
SEVENTH	3,954,318	1,100	129
EIGHTH	3,955,148	265	134

In each instance constituting more than 2/3’s of the votes cast voting in favor of the amendment.

BY: _____s/Irwin Pearl________

Irwin Pearl, President

Dated this 18  day of December, 2007

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

STATE OF NEW JERSEY

DEPARTMENT OF TREASURY

NAME RESERVATION

OVALE GROUP INC

I, the Treasurer of the State of New Jersey, do hereby certify that the above mentioned business name has been reserved through January 3rd, 2008. This action has been completed in accordance with New Jersey’s laws governing name availability and name reservation/registration.

This name has been reserved for:

Corporation Service Company

830 Bear Tavern Road

West Trenton, NJ 08628

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 6th day of September, 2007

[SEAL]

/s/ Bradley Abelow

Bradley Abelow

State Treasurer

Note: Legal authority for this reservation/registration is based upon the business type involved. (Title 14A — for-profit domestic and foreign corporations. Title 15A — non-profit domestic and foreign corporations. Title 42:2A — foreign and domestic limited partnerships. Title 42:2b — limited liability companies).